UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 12, 2019

Terreno Realty Corporation

(Exact name of registrant as specified in its charter)

Maryland	001-34603	27-1262675
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 Montgomery Street, Suite 200

San Francisco, CA 94104

(Address of principal executive offices) (Zip Code)

(415) 655-4580

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Act:

Title of each class	Trading Symbols(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	TRNO	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement

Item 2.03	Creation of Direct Financial Obligation or an Obligation under an Off-Balance Sheet Agreement of a Registrant

On September 12, 2019, Terreno Realty LLC (the “Company”), a wholly-owned subsidiary of Terreno Realty Corporation (the “Parent Guarantor”), and the Parent Guarantor entered into a Note Purchase Agreement (the “Note Purchase Agreement”) with the various purchasers named therein (the “Purchasers”) in connection with a private placement of senior guaranteed notes. Under the Note Purchase Agreement, the Company will sell to the Purchasers $100,000,000 aggregate principal amount of 3.14% Senior Guaranteed Notes, due December 2, 2029 (the “Notes”). The Notes bear interest at a rate of 3.14% per annum, payable semiannually, on the 2nd day of June and December in each year until maturity, commencing on June 2, 2020. The entire principal amount of the Notes is due and payable on December 2, 2029. The sale and purchase of the Notes will occur at a closing on December 2, 2019, subject to the satisfaction of customary closing conditions.

The Company may prepay at any time all, or from time to time any part of, any Notes, in an amount not less than 10% of the aggregate principal amount of Notes then outstanding in the case of a partial prepayment, at 100% of the principal amount so prepaid plus a make-whole premium as set forth in the Note Purchase Agreement. The obligations of the Company under the Notes are unconditionally guaranteed by the Parent Guarantor and by each of the Company’s subsidiaries that guarantees or otherwise becomes liable at any time, whether as a borrower or an additional or co-borrower or otherwise, for or in respect of any indebtedness under the Company’s Primary Credit Facility (as defined in the Note Purchase Agreement).

In the event of a Change of Control (as defined in the Note Purchase Agreement), each holder of the Notes may require the Company to prepay the entire unpaid principal amount of the Notes held by such holder at a price equal to 100% of the principal amount of such Notes together with accrued and unpaid interest thereon, but without any make-whole, premium, penalty or Make-Whole Amount (as defined in the Note Purchase Agreement).

The Note Purchase Agreement contains restrictive covenants that, among other things, restrict the ability of the Company to: (i) enter into transactions with affiliates; (ii) merge, consolidate, transfer or lease all or substantially all of its assets; (iii) create liens; and (iv) make certain investments, and the Company is required to comply with certain additional requirements with respect to qualifying unencumbered properties as defined and set forth therein. Subject to certain conditions, the covenant with respect to qualifying unencumbered properties will be removed, amended or otherwise modified to be more or less restrictive if the analogous covenant in the Primary Credit Facility is so removed, amended or otherwise modified.

The Note Purchase Agreement also includes the following financial covenants, which require that the Company and the Parent Guarantor will not permit: (i) the unencumbered property pool leverage ratio to be greater than 60% at any time, provided that such ratio will surge to 65% for a period of two complete consecutive fiscal quarters following a material acquisition, provided further that no more than two such surge periods will be allowed during the term of the Notes; (ii) consolidated total indebtedness, less unrestricted cash and cash equivalents, to be more than 60% of consolidated gross asset value at any time, provided that such ratio will surge to 65% for a period of two complete consecutive fiscal quarters following a material acquisition, provided further that no more than two such surge periods will be allowed during the term of the Notes; (iii) adjusted EBITDA to be less than 1.50x consolidated fixed charges at any time; (iv) secured indebtedness, in the aggregate at any time, to be more than 40% of consolidated gross asset value; (v) the unsecured debt service coverage to be less than 1.75 to 1.00 at any time; (vi) recourse indebtedness that constitutes secured indebtedness, in the aggregate at any time, to be more than 10% of consolidated gross asset value; or (vii) consolidated tangible net worth of the Company on a consolidated basis with the

Parent Guarantor and its subsidiaries to be less than $924,254,859 plus 75% of the equity contributions or sales of capital stock received by the Parent Guarantor, the Company or any of its subsidiaries after October 19, 2018; provided, however, that subject to certain conditions the financial covenants described in (v), (vi) and (vii) above will be removed, amended or otherwise modified to be more or less restrictive if the analogous financial covenants in the Primary Credit Facility are so removed, amended or otherwise modified.

The Note Purchase Agreement contains customary events of default (subject in certain cases to specified cure periods), including but not limited to payment defaults, cross defaults with certain other indebtedness, breaches of covenants and bankruptcy events. In the case of an event of default, the Purchasers may, among other remedies, accelerate the payment of all obligations.

The proceeds from the issuance of the Notes will be used by the Company for general corporate purposes and the repayment of indebtedness.

The above summary of the Note Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Note Purchase Agreement. A copy of the Note Purchase Agreement, including the form of Note, is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

10.1*	Note Purchase Agreement dated as of September 12, 2019, among the Company, the Parent Guarantor and the institutions named in Schedule B thereto as purchasers.

101.SCH*	Inline XBRL Taxonomy Extension Schema Document.

101.CAL*	Inline XBRL Taxonomy Extension Calculation Linkbase Document.

101.LAB*	Inline XBRL Taxonomy Extension Label Linkbase Document.

101.PRE*	Inline XBRL Taxonomy Extension Presentation Linkbase Document.

101.DEF*	Inline XBRL Taxonomy Extension Definition Linkbase Document.

104*	Cover Page Interactive Data File (formatted as Inline XBRL with applicable taxonomy extension information contained in Exhibits 101.*).

*	Filed herewith

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TERRENO REALTY CORPORATION

Date: September 18, 2019	By:	/s/ Jaime J. Cannon
Jaime J. Cannon
Executive Vice President and Chief Financial Officer